Exhibit 99.1

NEWS RELEASE	For Immediate Release

Media Contact:
Kristen Bihary
Phone: 1-216-910-3664

Investor Contact:
Kelly Thomas
Phone: 1-216-910-3135

ALERIS INTERNATIONAL, INC. ANNOUNCES EXCHANGE OFFER

FOR ITS 7 5/8% SENIOR NOTES DUE 2018

BEACHWOOD, OH – September 12, 2011 – Aleris International, Inc. (the “Company”) today announced that it is offering to exchange up to $500,000,000 of its outstanding 7 5/8% Senior Notes due 2018 (the “Outstanding Notes”) for up to $500,000,000 of its new 7 5/8% Senior Notes due 2018 (the “Exchange Notes” and, together with the Outstanding Notes, the “Notes”) that have been registered under the Securities Act of 1933, as amended. The exchange offer is being conducted pursuant to the terms of the Outstanding Notes.

The Exchange Notes to be issued in the exchange offer are substantially identical to the Outstanding Notes, except that the Exchange Notes have been registered under the federal securities laws, are not subject to transfer restrictions, are not entitled to certain registration rights and will not provide for the payment of additional interest under circumstances relating to the timing of the exchange offer.

The exchange offer will expire at 5:00 p.m., New York City time on October 12, 2011, unless extended by the Company. Valid tenders of the Outstanding Notes must be made, and may be withdrawn at any time, before the exchange offer expires.

U.S. Bank National Association, the trustee under the indenture governing the Notes, is serving as the exchange agent in connection with the exchange offer. Persons with questions regarding the exchange offer should contact U.S. Bank National Association at (800) 934-6802. Requests for documents relating to the exchange offer should be directed to U.S. Bank National Association.

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities. The exchange offer is being made only pursuant to a prospectus and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

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About Aleris

Aleris is a privately-held, global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, the company operates more than 40 production facilities in North America, Europe and Asia. For more information, visit www.aleris.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the federal securities laws. Statements about our beliefs and expectations and statements containing the words “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “look forward to,” “intend” and similar expressions intended to connote future events and circumstances constitute forward-looking statements. Forward-looking statements include statements about future costs and prices of commodities, production volumes, industry trends, demand for our products and services, anticipated cost savings, anticipated benefits from new products or facilities, and projected results of operations. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in or implied by any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: (1) our ability to successfully implement our business strategy; (2) the cyclical nature of the aluminum industry, our end-use segments and our customers’ industries; (3) our ability to fulfill substantial capital investment requirements; (4) variability in general economic conditions on a global or regional basis; (5) our ability to enter into effective aluminum, natural gas and other commodity derivatives or arrangements with customers to effectively manage our exposure to commodity price fluctuations and changes in the pricing of metals; (6) increases in the cost of raw materials and energy; (7) the loss of order volumes from or the retention of our major customers; (8) our ability to generate sufficient cash flows to fund capital expenditure requirements and debt service obligations; (9) competitor pricing activity, competition of aluminum with alternative materials and the general impact of competition in our industry segments; (10) risks of investing in and conducting operations on a global basis, including political, social, economic, currency and regulatory factors; (11) liabilities under and costs of compliance with environmental, labor, health and safety laws; and (12) other factors discussed in our filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” contained therein. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether in response to new information, futures events or otherwise, except as otherwise required by law.

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